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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              UNITY HOLDINGS, INC.
             (Exact name of Registrant as Specified in Its Charter)


                   Georgia                                            58-2350609
   (State of incorporation or organization)               (IRS Employer Identification No.)
950 Joe Frank Harris Parkway, SE, Cartersville

                   Georgia                                               30121
    (Address of principal executive offices)                           (Zip Code)




If this form relates to the registration of a class of             If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the                     securities pursuant to Section 12(g) of the
Exchange Act  and is effective pursuant to                         Exchange Act and is effective pursuant to
General Instruction A.(c),  please check the following box.        to General Instruction A.(d), please check
[ ]                                                                the following box. [X]
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 Securities Act registration statement file number to which this form relates:
                                   333-45979
                                   ---------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


       Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For information with respect to the common stock, par value $.01 per share (the "Common Stock"), of Unity Holdings, Inc., a Georgia corporation (the
"Registrant"), see the information under the captions "Description of Capital
Stock" and "Dividend Policy" contained in the Registrant's Registration
Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on February 2, 1998, as amended on April
6, 1998, and April 23, 1998, as such Registration Statement may be amended further from time to time (as so amended, the "Form SB-2"). The prospectus is deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits are filed as a part of the Registration
Statement:

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
Exhibit
  No.    Description
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
3.1      Articles of Incorporation (incorporated by reference to Exhibit 3.1 of
         Registration Statement on Form SB-2, Registration No. 333-45979).

3.2      Bylaws (incorporated by reference to Exhibit 3.2 of Registration
         Statement on Form SB-2, Registration No. 333-45979).

4.1      Specimen common stock certificate (incorporated by reference to Exhibit
         4.2 of Amendment No. 2 to the Registration Statement on Form SB-2,
         Registration No. 333-45979).

4.2      See Exhibits 3.1 and 3.2 for provisions of the Articles of
         Incorporation and Bylaws of the Company defining rights of holders of the Company's Common Stock (incorporated herein by reference to
         Exhibits 3.1 and 3.2 to the Registrant's Form SB-2 Registration
         Statement File No. 333-45979).
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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          UNITY HOLDINGS, INC.
                                          (Registrant)




                                          By:    /s/ Michael L. McPherson
                                             ----------------------------------
                                              Michael L. McPherson, President


Date:  April 22, 1999